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                                                                 EXHIBIT 10.1.1



                                 AMENDMENT NO. 2
                               1988 INCENTIVE PLAN
                               WEGENER CORPORATION


         WHEREAS, the Board of Directors of Wegener Corporation (the "Company") has previously adopted, as amended, and the stockholders of the Company have approved, the 1988 Incentive Plan (the "Plan") pursuant to which incentive awards may be granted to eligible officers and key employees of the Company; and

         WHEREAS, the Board of Directors of the Company deems it desirable to further amend the Plan as provided herein;

         NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                    ARTICLE I

                                AMENDMENT TO PLAN

         1.1 Section 3 of the Plan shall be amended by deleting the first sentence thereof in its entirety and substituting the following new sentence therefor:

             "The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed 750,000 shares."

                                   ARTICLE II

                           EFFECTIVE DATE OF AMENDMENT

         2.1 The amendment effected hereby shall be effective for awards granted under the Plan on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the stockholders of the Company entitled to vote thereon. In the event stockholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any award granted in the intervening period to eligible employees shall be void.